
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Charter Millburn L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                      23,208,157
<SECURITIES>                                         0
<RECEIVABLES>                                2,487,932<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              25,858,724<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,858,724<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (702,882)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               540,261
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,243,143)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,243,143)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,243,143)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $2,380,118 and interest receivable of $107,814.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $162,635.
<F3>Liabilities include redemption payable of $1,313,049, accrued brokerage fee of $143,519 and accrued management fee of $41,005.
<F4>Total revenues include realized trading revenue of $(251,122), net change in unrealized of $(758,188) and interest income of $306,428.


